 Citizens Financial Services, Inc.

 2023 was a year of…  GROWTH!

 History of Successful Growth  Total Asset Growth since 2000

 HVB Acquisition

 Williamsport Entry

 2023 Financial Performance

 Efficiency Ratio History  Finished in the 93rd percentile compared to the CZFS peer group for 2023 without one-time costs.  Finished in the 40th percentile compared to the CZFS peer group for 2023 with one-time costs.

 Return on Equity History  Finished in the 47th percentile compared to the CZFS peer group for 2023 without one-time costs.  Finished in the 20th percentile compared to the CZFS peer group for 2023 with one-time costs.

 Return on Assets History  Finished in the 80th percentile compared to the CZFS peer group for 2023 without one-time costs.  Finished in the 27th percentile compared to the CZFS peer group for 2023 with one-time costs.

 Cash Dividends Paid History  1% stock dividend paid in 2019, 2020, 2021, 2022, and 2023

 Outperforming the Competition  (1) Please see appendix for non-GAAP reconciliations  Note: Median values shown for peer groups  Note: Financial data shown represents most recent quarter data reported as of December 31, 2023  CZFS is a top performer among its peers, with key metrics  above peer medians   PA NASDAQ Listed Banks  MD, NY & PA NASDAQ Banks $1.0B – $4.0B  PA Banks   $1.0B - $3.0B  MRQ Core ROAA(1):  1.00%  0.78%  0.86%  0.76%  MRQ Core ROATCE(1):  16.56%  8.72%  11.15%  10.82%  MRQ Efficiency:  61.63%  68.74%  67.10%  71.31%  MRQ NIM:  3.13%  3.10%  3.15%  2.92%

 Key Financial Highlights  Top Tier Consolidated  (1) Please see appendix for non-GAAP reconciliations  (2) 6/30/2023 profitability shown is core profitability financial data

 Liquidity Position and Sources  Note: Bank level regulatory data shown  Liquidity Well-Managed to Cover Short-Term Needs

 Non-GAAP Reconciliation

 Non-GAAP Reconciliation

 CZFS Common Stock

 Timeline  Date  Event  Stock Price  10/19/2022  HVBC Deal Announced  $65.35  02/15/2023  Shareholders Vote to Approve Deal  $86.14  04/28/2023  Russell 3000 Rank Day  $85.73  06/13/2023  HVBC Shareholder Consideration Election  $85.30  06/16/2023  HVBC Deal Closes  $86.67  06/23/2023  Russell 3000 Reconstitution  $84.15  06/30/2023  End Second Quarter  $74.47  09/30/2023  End Third Quarter  $47.92  12/31/2023  End Fourth Quarter  $64.72

 Stock Performance to Peer  Peer Group  2023Y Stock Performance (%)  4Q23 Stock Performance (%)  2023Y   P/TBV (%)  PA Nasdaq Listed Banks  -5.6  25.8  121.1  MD, NY, PA Nasdaq Listed Banks $1.0B-$4.0B  -1.7  26.5  126.9  PA Banks $1.0B - $3.0B  -5.9  12.0  125.7  CZFS Proxy Peer Banks  -5.4  23.3  128.9  CZFS  -14.8  38.6  174.0

 2023 & 2024 Challenges

 Challenges  Turbulent Economy  The Fed managed to bring down inflation without the economy tumbling into a recession in 2023. Economic, political and global uncertainty will cloud 2024.

 Challenges  Staffing Struggles  Staffing shortages were experienced by all businesses throughout 2023. FCCB will continue to focus on our “hire to retire” mentality to retain satisfied employees.

 Challenges  Cybercrime  Our customers continue to be targets of financial crimes and fraud. FCCB is committed to help customers mitigate such risks.

 Challenges  Regulatory Requirements  There is a lot more coming at banks as an industry. Some bills, like ACRE, help to sustain and grow rural and ag communities, while other bills, like 1071, if passed, will have a negative effect on small businesses.

 Challenges  Customer Preferences & Digital  Customers expect more convenience and personalization from both digital banking experiences and traditional banking channels.

 2023 Stewardship

 Stewardship  Helping the Homeless  As a result of our partnership with the FHLB and their Home4Good Program, 18 organizations will receive $1.4 million in grants to help those who are homeless.

 Stewardship  Education  In 2023 FCCB donated $345,000 to organizations that support education.

 Stewardship  Food Insecurity  FCCB donated $25,000 to the Central PA Food Bank in 2023, bringing our total donation to $103,000 in just four years.

 Stewardship  Fighting Cancer  Our annual Cancer Classic golf tournament raised $20,000 in 2023 for a cumulative total of $301,000.

 Stewardship  Sustaining Agriculture  In the ag arena, FCCB funds the PA Farm Bureau’s Mobile Ag Lab, supports local 4-H and FFA at community fairs, and grants our annual Ag Scholarships.

 Happy Retirement  Gene Kosa  Served 23 years on the CZFS & FCCB Boards  Chairman of the Audit Committee  Member of Credit Committee  Strong advocate of the ag industry